SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                           FORM 8-K/A
                        AMENDMENT NO. 2



                     AMENDED CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported): June 1, 2000



                       iSHOPPER.COM, INC.
      (Exact name of registrant as specified in this Charter)



           Nevada                 033-03275-D              87-0431533
---------------------------   -----------------------   ----------------
State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                Identification No.)


                 8722 South 300 West, Suite 106
                           Sandy, Utah                       84070
                -----------------------------------------------------
                (Address of principal executive offices)    (Zip Code)



 Registrant's Telephone Number, Including Area Code:  (801) 984-9300

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

On   June   1,   2000,   iShopper.com,  Inc.  acquired   Atlantic
Technologies International, Inc. and Internet Software Solutions,
Inc.   The   financial   statements  of   Atlantic   Technologies
International, Inc. are filed herewith as Exhibit 99.1.

         (a)     Financial Statements.
                  See Exhibit Index, Exhibit 99.1

         (b)    Pro forma financial information
                 See Exhibit Index, Exhibit 99.1

         (c)    Exhibits.  The following exhibits are
                  incorporated herein by this reference:

   Exhibit  No.           Description  of Exhibit
   ------------     --------------------------------------------------
     2.5*           Stock Exchange Agreements dated as of June 1, 2000
                    among the Registrant and Atlantic Technologies
                    International, Inc. and Internet Software Solutions, Inc.

     99.1**         Pro forma financial information.

     99.1**         Financial statements of Atlantic Technologies
                    International, Inc.
   ____________________________
      * Incorporated by reference to the Company's Report on Form 8-K, as filed on June 16, 2000
     **      Filed herewith


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              iSHOPPER.COM, INC.

Date: August 30, 2000         By:   /S/   Douglas S. Hackett
                              -------------------------------
                              Douglas S. Hackett, President,
                              Chief Executive Officer and Director

                          EXHIBIT INDEX

     Exhibit No.                  Description of Exhibit

     2.5* Stock Exchange Agreements dated as of June 1, 2000 among the Registrant and Atlantic Technologies
               International, Inc. and Internet Software Solutions, Inc.

     99.1**    Pro forma financial information

     99.1**    Financial statements of Atlantic Technologies
               International, Inc.

   ____________________________
     * Incorporated by reference to the Company's Report on Form 8-K, as filed on June 16, 2000
     **   Filed herewith
                       iSHOPPER.COM, INC.

                  INDEX TO FINANCIAL STATEMENTS

                                                                     Page

Unaudited Pro Forma Condensed Consolidated Financial Statements       F-2

     Unaudited Pro Forma Condensed Consolidated Statements of
      Operations for the Six Months Ended June 30, 2000 and for
      the Year Ended December 31, 1999                                F-3

     Notes to Unaudited Pro Forma Condensed Consolidated
       Financial Statements                                           F-5

Atlantic Technologies International, Inc. Financial Statements

     Report of Independent Certified Public Accountants               F-6

     Balance Sheets - March 31, 2000 (Unaudited) and December
      31, 1999                                                        F-7

     Statements of Operations for the Three Months Ended March
      31, 2000 and 1999 (Unaudited) and for the Years Ended
      December 31, 1999 and 1998                                      F-8

     Statements of Stockholders' Equity (Deficit) for the Years
      Ended December 31, 1998 and 1999 and for the Three Months
      Ended March 31, 2000 (Unaudited)                                F-9

     Statements of Cash Flows for the Three Months Ended March
      31, 2000 and 1999 (Unaudited) and for the Years Ended
      December 31, 1999 and 1998                                      F-10

     Notes to Financial Statements                                    F-11
               iSHOPPER.COM, INC. AND SUBSIDIARIES
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


On June 1, 2000, iShopper.com, Inc. (the Company) completed agreements (the Agreements) acquiring Atlantic Technologies International, Inc. (Atlantic) and Internet Software Solutions, Inc. (ISSI), both Florida corporations. Atlantic is involved in the business of assembling and selling computers. ISSI was newly formed to provide computer services. ISSI had only nominal operations prior to the acquisition.

Under the terms of the Agreements, Atlantic and ISSI were acquired by the Company issuing 298,200 restricted shares of common stock and options to purchase 1,800 common shares at $0.10 per share. In addition, 198,800 common shares and 1,200 options will be issued upon Atlantic and ISSI meeting certain performance criteria.

The acquisitions were accounted for by the purchase method of accounting based upon the fair value of the common stock issued. The common stock issued was valued at $1,335,936, or $4.48 per share and the options issued were valued at $8,064, or $4.48 per share. The contingently issuable common shares and options were not included in the purchase price but will be recorded at their fair value if and when the contingency is resolved. The additional cost of the acquisition, if recorded, will increase goodwill. The purchase price was allocated to the net assets of Atlantic and ISSI based upon their fair value with the $1,376,903 excess of the purchase price allocated to goodwill. Goodwill is being amortized over a period of five years by the straight-line method. Any additional goodwill recognized upon the contingently issuable common shares and options are issued will be amortized over the remaining estimated life of the goodwill.

The following unaudited pro forma condensed consolidated statements of operations have been prepared to present the results of operations of the Company assuming the acquisitions occurred on January 1, 1999. The amounts presented for the Company have been derived from the Company's historical consolidated financial statements for the six months ended June 30, 2000 and for the year ended December 31, 1999. The amounts presented for the acquired companies were derived from their historical financial statements through the dates they were acquired.

The accompanying pro forma financial statements have been prepared for comparative purposes. Had the acquisitions occurred on January 1, 1999, actual results of operations would likely have differed from the amounts presented in these pro forma financial statements. In addition, the pro forma results of operations presented in the accompanying pro forma financial statements are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 2000.

                  iSHOPPER.COM, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 2000


                                                  Atlantic
                                                    Tech-        KT         Pro Forma    Pro Forma
                           iShopper      Uniq      nologies   Solutions     Adjustments    Results
                          -----------  ----------  ----------  ----------    ----------  -----------
Revenues                  $ 2,781,309  $  108,500  $1,065,840  $   62,954    $        -   $ 4,018,603
Cost of Sales               1,568,858           -     910,292       7,211             -     2,486,361
                          -----------  ----------   ---------   ---------    ----------   -----------

Gross Profit                1,212,451     108,500     155,548      55,743             -     1,532,242
                          -----------  ----------   ---------   ---------    -----------  -----------

Operating Expenses
  General and
    administrative          2,432,736     111,609     166,307     114,469  C      33,878    2,858,999
  Bad debt                     82,666           -      21,662           -                     104,328
  Depreciation                 25,463           -      15,473           -  D       1,748       42,684
  Amortization of
    software costs            150,000           -           -           -  B     155,738      305,738
  Amortization of
    goodwill                  404,621       2,180           -         325  A     283,457
                                                                           C     114,366
                                                                           E     360,670    1,165,619
                          -----------  ----------- ----------- ----------    -----------  -----------

Total Operating
  Expenses                  3,095,486      113,789     203,442    114,794        949,857    4,477,368
                          -----------  -----------  ----------  ---------     ----------  -----------

Loss from Operations       (1,883,035)      (5,289)    (47,894)   (59,051)      (949,857)  (2,945,126)

  Other expense                  (267)           -           -     (9,550)             -       (9,817)
  Interest income              14,674            -       1,161      2,627              -       18,462
  Interest expense            (33,953)      (9,532)    (23,215)    (4,197)             -      (70,897)
                         ------------   ----------   ---------   --------     ----------- -----------

Loss Before Income
  Taxes                    (1,902,581)     (14,821)    (69,948)   (70,171)      (949,857)  (3,007,378)

Income Tax Benefit
  (Expense)                  (236,060)           -       5,080          -              -     (230,980)
                        -------------  -----------    --------   --------     ----------  -----------

Net Loss                $  (2,138,641) $   (14,821)   $(64,868)  $(70,171)    $ (949,857) $(3,238,358)
                        =============  ===========    ========   ========     ==========  ===========
Basic and Diluted
  Loss Per Common
  Share                 $       (0.18)                                                    $     (0.24)
                        =============                                                      ==========
Weighted Average Number
   of Common Shares Used
   in Per Share
   Calculation             11,574,232                                                      13,408,135
                        =============                                                      ==========



See the accompanying notes to the unaudited condensed consolidated pro forma financial statements.

                  iSHOPPER.COM, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1999

                                                  Atlantic
                                                    Tech-            KT          Pro Forma      Pro Forma
                           iShopper       Uniq     nologies       Solutions     Adjustments      Results
                         ------------   --------- -----------    -----------    -------------  -----------
Net Sales                $  3,924,869   $ 295,974 $ 4,702,838    $   872,445    $           -  $ 9,796,126
Cost of Sales                 276,600      23,385   4,316,526        113,221                -    4,729,732
                         ------------   --------- -----------    -----------    -------------  -----------

Gross Profit                3,648,269     272,589     386,312        759,224                -    5,066,394
                         ------------   --------- -----------    -----------    -------------  -----------

Operating Expenses
  General and
    administrative          3,912,542     513,410     316,040      1,027,586                 -   5,769,578
  Research and development          -           -      39,639              -                 -      39,639
  Bad debt                    653,702           -     191,742              -                 -     845,444
  Loss from write-off of
     goodwill                 229,713           -           -              -                 -     229,713
     Depreciation              23,543           -      28,425          8,803  D          4,209      64,980
  Amortization of software
    Costs                           -           -           -              -  B        600,000     600,000
  Amortization of goodwill          -           -           -              -  A      1,092,055           -
                                                                              C        275,381
                                                                              E        360,670    2,235,892
                         ------------   --------- -----------    ------------   -------------    ----------
Total Operating Expenses    4,819,500     513,410     575,846       1,036,389       2,332,315     9,785,246
                         ------------   --------- -----------    ------------   -------------    ----------

Loss from Operations       (1,171,231)   (240,821)   (189,534)       (277,165)     (2,332,315)   (4,718,852)

Interest income                28,567           -       2,234               -               -        30,801
Interest expense               (5,197)    (38,744)    (47,077)        (56,193)              -      (147,211)
                         ------------   --------- -----------    ------------   -------------  ------------

Loss Before Income
  Taxes                    (1,147,861)   (279,565)   (234,377)       (333,358)     (2,332,315)   (4,835,262)

Income Tax Benefit            233,810           -      40,012               -               -       273,822
                         ------------   --------- -----------    ------------   -------------  ------------

Loss Before Extraordinary
  Item                   $   (914,051)  $(279,565)$ (194,365)    $   (333,358)  $  (2,332,315) $ (4,561,440)
                         ============   ========= ==========     ============   =============  ============

Basic and Diluted Loss Before
   Extraordinary Item Per
   Common Share          $      (0.68)                                                         $     (1.45)
                         ============                                                          ===========
Weighted Average Number of
   Common Shares Used In
   Per Share Calculation    1,349,234                                                            3,147,434
                         ============                                                           ==========


See the accompanying notes to the unaudited condensed consolidated pro forma financial statements.


                  iSHOPPER.COM, INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL STATEMENTS


A-   To recognize amortization of Uniq goodwill ($5,460,273),
acquired on April 4, 2000, over a period of five years by the straight-line method.

B-   To recognize amortization of Uniq capitalized software costs
($3,000,000) acquired on April 4, 2000, over a period of five years by the straight-line method.

C-   To recognize amortization of the Atlantic goodwill
($1,074,225) acquired on June 1, 2000, over a period of five years, to recognize the amortization of the ISSI goodwill
($302,678) over a period of five years, and to recognize $33,878 of expenses recognized by ISSI prior to the acquisition not shown elsewhere.

D-   To recognize depreciation of increased carrying value of
Atlantic's property and equipment ($21,046) acquired on June 1, 2000, over five years by the straight-line method.

E-   To recognize amortization of the KT Solutions goodwill
($4,342,278) acquired on June 1, 2000, over a period of five years.

      HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                    (801) 532-2200
Member of AICPA Division of Firms                 Fax (801) 532-7944
      Member of SECPS                       345 East 300 South, Suite 200
Member of Summit International Associates  Salt Lake City, Utah 84111-2693



       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and the Stockholders iShopper.com, Inc.

We have audited the accompanying balance sheet of Atlantic Technologies International, Inc. (the Company) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Technologies International, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with accounting principles generally accepted in the United States.



                                   HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
August 9, 2000

            ATLANTIC TECHNOLOGIES INTERNATIONAL, INC.
                         BALANCE SHEETS




                             ASSETS
Current Assets
  Cash                                      $       -   $     23,120
  Short-term investments                       81,718         80,715
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $168,390 and $168,390, respectively        116,542        161,428
  Other accounts receivable                    73,890         73,890
  Inventory                                   162,929        163,639
  Prepaid expenses                              3,000          3,000
                                            ---------   ------------
     Total Current Assets                     483,079        505,792
                                            ---------   ------------
Property and Equipment
  Furniture and equipment                      62,123         62,123
  Computers                                    31,228         31,228
  Automobiles                                  37,300         37,300
  Land                                        294,525        294,525
  Buildings                                   166,704        166,704
  Less: accumulated depreciation             (85,611)       (78,347)
     Net Property and Equipment               506,269        513,533
                                            ---------    -----------
Other Assets                                    4,140          4,140
                                            ---------    -----------
Total Assets                                $ 948,488    $ 1,023,465
                                            =========    ===========

              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Checks drawn in excess of cash in bank    $  15,254    $         -
  Notes payable - current portion             284,669        260,129
  Note payable to related party                42,067         46,382
  Accounts payable                            267,191        344,730
  Accrued liabilities                           9,810          2,392
                                            ---------    -----------
     Total Current Liabilities                618,991        653,633
                                            ---------    -----------
Long-Term Liabilities
  Notes payable                               396,221        400,004
                                            ---------    -----------
Stockholders' Deficit
  Common stock - $1.00 par value; 10,000
   shares authorized; 1,000 shares issued
   and outstanding                              1,000          1,000
  Additional paid-in capital                   33,214         33,214
  Retained earnings (deficit)                (100,938)       (64,386)
                                            ---------    -----------
     Total Stockholders' Deficit              (66,724)       (30,172)
                                            ---------    -----------
Total Liabilities and Stockholders' Deficit $ 948,488    $ 1,023,465
                                            =========    ===========

The accompanying notes are an integral part of these financial statements.

            ATLANTIC TECHNOLOGIES INTERNATIONAL, INC.
                    STATEMENTS OF OPERATIONS

                                       For the Three Months      For the Years Ended
                                          Ended March 31,            December 31,
                                       ----------------------  ------------------------
                                          2000        1999        1999         1998
                                       ----------  ----------  -----------  -----------
                                            (Unaudited)
Net sales                              $  673,381  $  882,385  $ 4,702,838  $ 3,376,286

Cost of goods sold                        558,702     805,480    4,316,526    2,771,472
                                       ----------  ----------  -----------  -----------
Gross Profit                              114,679      76,905      386,312      604,814
                                       ----------  ----------  -----------  -----------
Operating Expenses
  General and Administrative Expense      124,078     100,179      316,040      524,684
  Research and development expense              -           -       39,639            -
  Bad debt expense                         13,158           -      191,742       55,012
  Depreciation expense                      7,264           -       28,425       18,465
                                       ----------  ----------  -----------  -----------
     Total Operating Expenses             144,500     100,179      575,846      598,161
                                       ----------  ----------  -----------  -----------
Income (Loss) From Operations             (29,821)    (23,274)    (189,534)       6,653

Interest Income                             1,096         804        2,234        1,902
Interest Expense                          (12,907)    (11,476)     (47,077)     (14,299)
                                       ----------  ----------  -----------  -----------
Net Loss Before Income Taxes              (41,632)    (33,946)    (234,377)      (5,744)

Income Tax Benefit (Expense)                5,080           -       40,012       (7,124)
                                       ----------  ----------  -----------  -----------
Net Loss                               $  (36,552) $  (33,946) $  (194,365) $   (12,868)
                                       ==========  ==========  ===========  ===========
Basic and Diluted Loss Per
 Common Share                          $   (36.55) $   (33.95) $   (194.37) $    (12.87)
                                       ==========  ==========  ===========  ===========
Weighted Average Shares Used in
  Per Share Calculation                     1,000       1,000        1,000        1,000
                                       ==========  ==========  ===========  ===========

The accompanying notes are an integral part of these financial statements.

               ATLANTIC TECHNOLOGIES INTERNATIONAL, INC.
                  STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                                                     Total
                                       Common Stock       Additional   Retained  Stockholders'
                                   ----------------------   Paid-In    Earnings     Equity
                                     Shares      Amount     Capital    (Deficit)   (Deficit)
                                   ----------  ----------  ----------  ----------  ----------
Balance - December 31, 1997             1,000  $    1,000  $   33,214  $  142,847  $  177,061

Net loss                                    -           -           -     (12,868)    (12,868)
                                   ----------  ----------  ----------  ----------  ----------
Balance - December 31, 1998             1,000       1,000      33,214     129,979     164,193

Net loss                                    -           -           -    (194,365)   (194,365)
                                   ----------  ----------  ----------  ----------  ----------
Balance - December 31, 1999             1,000       1,000      33,214     (64,386)    (30,172)

Net loss (unaudited)                        -           -           -     (36,552)    (36,552)
                                   ----------  ----------  ----------  ----------  ----------
Balance - March 31, 2000
 (Unaudited)                            1,000  $    1,000  $   33,214  $ (100,938) $  (66,724)
                                   ==========  ==========  ==========  ==========  ==========

The accompanying notes are an integral part of these financial statements.

            ATLANTIC TECHNOLOGIES INTERNATIONAL, INC.
                    STATEMENTS OF CASH FLOWS

                                          For the Three Months      For the Years Ended
                                             Ended March 31,            December 31,
                                          ----------------------  ------------------------
                                             2000        1999        1999         1998
                                          ----------  ----------  -----------  -----------
                                               (Unaudited)
Cash Flows From Operating Activities
 Net income                               $  (36,552) $  (33,946) $  (194,365) $   (12,868)
 Depreciation                                  7,264           -       28,177       20,542
 Changes in current assets and liabilities:
  Accounts Receivables                        44,886     (19,703)     (78,814)    (116,226)
  Allowance for Doubtful Account                   -      42,098      168,390            -
  Other Accounts Receivable                        -           -      (73,890)           -
  Inventories                                    710      22,025       88,100     (180,089)
  Prepaids                                         -           -            -       (3,000)
  Accounts payable                           (77,539)    (90,363)      (9,536)      87,085
  Accrued liabilities                          7,418     (34,011)    (136,044)     (16,108)
                                          ----------  ----------  -----------  -----------
  Net Cash Used In Operating Activities      (53,813)   (113,900)    (207,982)    (220,664)
                                          ----------  ----------  -----------  -----------
Cash Flows From Investing Activities
 Cash paid for property and equipment              -           -      (19,205)    (487,509)
 Short-term investments                       (1,003)          -       (3,823)      86,119
 Increase in other assets                          -           -            -          855
                                          ----------  ----------  -----------  -----------
  Net Cash Used In Investing
     Activities                               (1,003)          -      (23,028)    (400,535)
                                          ----------  ----------  -----------  -----------
Cash Flows From Financing Activities
 Capital contributions                             -           -            -        8,604
 Payments on related party borrowings         (4,315)    (37,348)     (13,200)      (3,581)
 Proceeds from related party borrowings            -           -            -       61,982
 Payments on borrowings                       (3,658)     (4,199)     (14,758)     (12,194)
 Proceeds on borrowings                       39,669           -       94,988      528,335
                                          ----------  ----------  -----------  -----------
 Net Cash  Provided (Used) In
   Financing Activities                       31,696     (41,547)      67,030      583,146
                                          ----------  ----------  -----------  -----------
Net Decrease In Cash                         (23,120)   (155,447)    (168,980)     (38,053)

Cash - Beginning of Period                    23,120     187,100      187,100      225,153
                                          ----------  ----------  -----------  -----------
Cash - End of the Period                  $        -  $   31,653  $    23,120  $   187,100
                                          ==========  ==========  ===========  ===========
Supplemental Cash Flow Information
 Cash Paid for Interest                   $   12,907  $   11,476  $   47,077  $    14,299
                                          ==========  ==========  ==========  ===========

The accompanying notes are an integral part of these financial statements.

                 ATLANTIC TECHNOLOGIES INTERNATIONAL, INC.
                       NOTES TO FINANCIAL STATEMENTS
  (Information with Respect to March 31, 2000 and for the Three Months Ended
                       March 31, 2000 and 1999 is Unaudited)

 NOTE 1 - ORGANIZATION

On May 16, 1990 Atlantic Technologies International, Inc. was formed as a corporation under the laws of the State of Florida.
The Company was formed for the purpose of assembling and marketing of desk top computers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Financial Instruments - The carrying amount reported in the accompanying consolidated financial statements for cash, investments, accounts payable, accrued liabilities, and notes payable approximate fair values because of the immediate or short_term maturities of these financial instruments.

Inventory - Inventory is stated at the lower of cost (using the first_in, first_out method) or market value. Inventory consists of computer components available for sale.

Property & Equipment - Property and equipment are stated at cost and consist of computer equipment, automobiles and various other equipment. Maintenance and repairs are charged to operations while major improvements are capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment, which are three to seven years. Depreciation expense for the three month period ended March 31, 2000 and the years ended December 31, 1999 and 1998 was $7264 , $28,425 and $18,465
respectively.

Revenue Recognition - Revenue is recognized upon shipment of product.

Net Loss per Common Share - The Company computes basic and diluted loss per common share by dividing net loss by the weighted average number of common shares outstanding.

NOTE 3 - NOTES PAYABLE

     Notes payable at March 31, 2000 and December 31, 1999 consisted of the following:

                                                       2000         1999
                                                     ----------  ----------
  Line of credit agreement with a bank,
     interest at 8.5%                                $  269,415  $  245,000
  Note payable to a bank; interest at 8%;
    secured by land and building; monthly
    payment of $3,493 with a balloon payment
    due November 2008.                                  402,149     404,561
  Notes payable to a bank; interest at 10.5%;
    secured by an automobile; monthly payment
    of $504                                               9,326      10,572
                                                     ----------  ----------
  Total notes payable                                   680,890     660,133

  Less current portion                                  284,669     260,129
                                                     ----------  ----------
  Total notes payable-long term                      $  396,221  $  400,004
                                                     ==========  ==========

  Annual maturities of long-term debt as of March 31, 2000 and December 31, 1999 for each of the next five years are as follows:

          Year Ending December 31:        2000          1999
          ------------------------   ---------     ---------
               2000                  $ 280,886     $ 260,129
               2001                     16,156        16,156
               2002                     11,663        11,663
               2003                     12,631        12,631
               2004                     13,680        13,680
               Thereafter              345,874       345,874


NOTE 4 - RELATED PARTY TRANSACTIONS

Related Party Note Payable - Notes payable to related parties consists of amounts owed to a shareholder. During the year ended December 31, 1998, a shareholder advanced the Company $63,163 for miscellaneous operating expenses. The Company repaid $3,581 for a balance due at December 31, 1998 of $59,582. During the three months ended March 31, 2000 and for the year ended December 31, 1999, the Company repaid $4,315 and $13,200 for balances due of $$42,067 and $46,382 respectively. These advances are due on demand and bear no interest. All amounts are considered current.

NOTE 5 - LEASE OBLIGATIONS

Operating lease - During the year ended December 31, 1999, the Company entered into an operating lease with a company for an automobile. The agreement calls for monthly rental payments of $479. Rent expense for the three months ended March 31, 2000 and for the year ended December 31, 1999 was $1,437 and $479 respectively.

NOTE 6 - INCOME TAXES

The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided, as necessary. The components of the deferred tax asset as of December 31, 1999 are as follows:

     Contributions carryforwards           $  5,586
     NOL carryforwards                       42,971
                                           --------
     Deferred Tax Assets                     48,557
     Valuation allowance                    (48,557)
                                           --------
     Net Deferred Tax Assets               $      -
                                           ========

The following is a reconciliation of income tax benefit to the amount computed using the federal statutory rate:

                                                1999        1998
                                             ----------  ----------
     Tax at statutory rates (34%)            $  (98,855) $   (1,953)
     Nondeductible expenses                       1,744       1,953
     State tax, net of federal benefit           (9,595)          -
     Effect of lower tax rate                    21,711           -
     Change in valuation allowance               44,983           -
                                             ----------  ----------
          Total Benefit from Income Taxes    $  (40,012) $        -
                                             ==========  ==========